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                                                                    Exhibit 4.21


                                   DATED 2003











                    ________________________________________


                                WARRANT AGREEMENT

                                     between

                             AMARIN CORPORATION PLC

                                       and

                                       [o]

                    ________________________________________



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THE WARRANT DESCRIBED HEREIN HAS NOT BEEN REGISTERED UNDER THE UNITED STATES
SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR REGISTERED OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS. SUCH WARRANT MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND REGISTERED OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS OR (B) AN EXEMPTION FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS IS AVAILABLE. AS A CONDITION TO PERMITTING ANY TRANSFER OF SUCH WARRANT, THE COMPANY MAY REQUIRE THAT IT BE FURNISHED WITH AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT NO REGISTRATION OR QUALIFICATION IS LEGALLY REQUIRED FOR SUCH TRANSFER.









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THIS WARRANT AGREEMENT is made on [o] 2003

PARTIES:

(1) Amarin Corporation plc, a public company organized under the laws of England and Wales, having its principal place of business at 7 Curzon Street, London W1J 5HG, England (the "Company"); and

(2)  [o] (the "Holder").

WHEREAS:

(A) Securities Research Associates, Inc. ("SRA") assisted the Company in the Company's private placement of the Company's ordinary shares, par value Pound Sterling 1 per share ("Ordinary Shares"), which was completed on 27 January 2003 at a price per Ordinary Share of US$ 3.4785.

(B) In partial consideration of such services, SRA has requested that the Company, and the Company has agreed to, subject to the terms and conditions hereof, grant the Holder the right to subscribe for [o] Ordinary Shares at a fixed price per share of US$ 3.4785.

(C)  This Warrant Agreement is intended to take effect as a deed.

IT IS AGREED as follows:

1.   PURCHASE RIGHTS

(a) The Holder shall, upon the terms and subject to the conditions hereinafter set forth, at any time, and from time to time, on or after January 27, 2004 and at or prior to the Expiration Time (as defined below), but not thereafter, have the right (the "Warrant") to subscribe for up to [o] fully paid new Ordinary Shares at a subscription price equal to US$ 3.4785 per share (the "Exercise Price"). Such number of Ordinary Shares, type of security and Exercise Price are subject to adjustment as provided herein, and all references to "Ordinary Shares" and "Exercise Price" herein shall be deemed to include any such adjustment or series of adjustments.

(b) The Exercise Price shall not be less than the nominal amount per share for the time being of the Ordinary Shares and, in the event that the Pounds Sterling equivalent of the Exercise Price at the close of business on the date upon which the Company receives payment for value of the aggregate Exercise Price in respect of Ordinary Shares subscribed pursuant to an exercise of the Warrant is less than the nominal amount of an Ordinary Share, the Exercise Price in respect of each Ordinary Share so subscribed shall be increased to an amount in Pounds Sterling equal to such nominal amount or its equivalent in any other currency.


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(c)  The Company undertakes that upon exercise of the Warrant by the Holder in accordance with the terms and conditions set forth below it shall issue and deliver to the Holder in accordance with the terms and conditions set forth herein free of charge a share certificate or certificates in respect of the Ordinary Shares issued pursuant to such exercise of the Warrant.

2.   TERMINATION AND EXPIRATION

     If not earlier exercised, the Warrant shall expire on the earliest to occur of (i) 5:00 p.m. (London, England time) January 26, 2008, and (ii) the consummation of a merger or consolidation with or into another person by the Company or the transfer (whether in one transaction or in a series of transactions) of all or substantially all of the Company's assets (whenever acquired) (such earliest date, the "Expiration Time").

3.   EXERCISE OF WARRANT

     The Warrant may be exercised in whole or in part on any one or more occasions. In order to exercise its Warrant in whole or in part, the Holder must, not earlier than January 28, 2004 and not later than the Expiration Time, deliver to the Company a completed and duly executed Notice of Exercise in the form attached at Schedule 1 hereto, at the Company's address described in Section 16, accompanied by payment in full of the aggregate Exercise Price for the Ordinary Shares thereby subscribed (by cash or by check or bank draft payable to the order of the Company in an amount equal to such aggregate Exercise Price); whereupon the Holder shall be entitled to be issued the number of Ordinary Shares so subscribed and receive from the Company a share certificate in proper form representing such Ordinary Shares, and this Warrant Agreement shall be deemed amended in that the Warrant shall thereupon represent the right to subscribe that number of Ordinary Shares equal to the difference, if any, between the number of Ordinary Shares subject thereto immediately prior to such exercise and the number of Ordinary Shares as to which the Warrant is so exercised.

4.   ISSUANCE OF SHARES

     Ordinary Shares subscribed upon an exercise of the Warrant shall be issued to the Holder and a certificate in respect thereof shall be dispatched to the Holder promptly after the date on which the Warrant shall have been exercised in accordance with the terms hereof. No fraction of an Ordinary Share will be issued on the exercise of the Warrant and no refund will be made to the Holder in respect of any monies paid by the Holder which represents such a fraction (if any).

5.   CHARGES, TAXES AND EXPENSES

     Issuance of certificates in respect of Ordinary Shares upon the exercise of the Warrant shall be made without charge to the Holder for any issue or transfer tax, stamp duty or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder.

6.   RIGHTS AS SHAREHOLDER

     The Holder shall not be entitled to vote upon any matter submitted to shareholders of the Company at any meeting thereof, or to receive notice of such meetings, or be deemed the holder of Ordinary Shares until the Warrant shall have been exercised in whole or in part and the Ordinary Shares subscribed for upon such exercise shall have been issued to the Holder, as provided herein. Ordinary Shares issued pursuant to the exercise of the Warrant will not rank for any dividends or other distributions declared, paid or made by reference to a record date prior to the date upon which they are issued but, subject thereto, will rank in full for all dividends and other distributions declared, made or paid on the Ordinary Shares in respect of the then current financial year and pari passu in all other respects with the Ordinary Shares in issue on such issue date.

7.   TRANSFER RESTRICTIONS

(a) The exercise of the Warrant by the Holder will be subject to such requirements, conditions, restrictions, limitations or prohibitions as the Company may at any time impose, in its sole discretion, for the purpose of complying with (or not requiring to comply with) the securities laws of the United States (including, without limitation, the United States Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act (the "Commission") promulgated thereunder (the "Securities Act")) or any other applicable securities laws.

(b) The Holder understands that (i) the Warrant and the Ordinary Shares which may be issued upon exercise thereof have not been registered under the Securities Act or the securities laws of any state or other jurisdiction in reliance upon exemptions, including an exemption pursuant to Rule 506 under the Securities Act, from such registration requirements for non-public offerings; (ii) the Warrant and the Ordinary Shares which may be issued upon exercise thereof may not be re-offered, resold, pledged or otherwise transferred unless they have been first registered under the Securities Act and all applicable state securities laws, or unless exemptions from such registration provisions are available with respect to said resale or transfer; and (iii) except as set forth in Section 8 hereof, the Company is under no obligation to register the Warrant or the Ordinary Shares which may be issued upon exercise thereof under the Securities Act or any state securities laws, or to take any action to make any exemption from any such registration provisions available.

(c) The Holder understands and agrees that each certificate or other document evidencing the Warrant or any of the Ordinary Shares which may be issued upon exercise of the Warrant shall be endorsed with a legend in substantially the form set forth below as well as any other legends required by applicable law, and the Holder covenants that the Holder shall not transfer the securities represented by any such certificate without complying with the restrictions on transfer described in the legends endorsed on such certificate or other document:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR REGISTERED OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND REGISTERED OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS OR (B) AN EXEMPTION FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS IS AVAILABLE. AS A CONDITION TO PERMITTING ANY TRANSFER OF THESE SECURITIES, THE COMPANY MAY REQUIRE THAT IT BE FURNISHED WITH AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT NO REGISTRATION OR QUALIFICATION IS LEGALLY REQUIRED FOR SUCH TRANSFER.

     NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE FOREGOING, THE SECURITIES MAY NOT BE DEPOSITED INTO ANY DEPOSITARY RECEIPT FACILITY IN RESPECT OF THE SECURITIES ESTABLISHED UNLESS AND UNTIL SUCH TIME AS A REGISTRATION STATEMENT IS IN EFFECT AS TO SUCH SECURITIES UNDER THE SECURITIES ACT OR UNLESS THE OFFER AND SALE OF SUCH SECURITIES IS EXEMPT FROM REGISTRATION UNDER THE PROVISIONS OF THE SECURITIES ACT.

(d) The Holder may not sell, assign, transfer, pledge or otherwise encumber either voluntarily or by operation of law any of its rights or obligations (including the Warrant) under this Warrant Agreement without the prior written consent of the Company.

8.   REGISTRATION RIGHTS

(a) As used in this Section 8, the following terms shall have the following respective meanings:

     (i) "Blackout Period" shall mean, with respect to a registration statement, a period or periods not in excess of an aggregate 90 calendar days in any calendar year during which the Company, in the good faith judgment of its Board of Directors, determines (because of the existence of, or in anticipation of, any acquisition, financing activity, or other transaction involving the Company, or the unavailability for reasons beyond the Company's control of any required financial statements, disclosure of information which is in its best interest not to publicly disclose, or any other event or condition of similar significance to the Company) that the registration and distribution of the Registrable Securities to be covered by such registration statement, if any, would be seriously detrimental to the Company and its shareholders.

     (ii) "EIS Registration Rights Agreement" shall mean that certain Registration Rights Agreement, dated as of October 21, 1998, by and among the Company, f/k/a Ethical Holdings plc, and Monksland Holdings B.V. ("Monksland"), as amended by Amendment No. 1 to Registration Rights Agreement and Waiver, dated January 27, 2003, by and among the Company, Monksland and Elan International Services, Ltd. ("EIS").

     (iii) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

     (iv) "Investors' Registration Rights Agreement" shall mean that certain Registration Rights Agreement, dated as of January 27, 2003, by and among the Company and the parties set forth on the signature pages thereto.

     (v) The terms "register", "registered" and "registration" refers to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

     (vi) "Registrable Securities" shall mean Ordinary Shares issued to the Holder pursuant to the Holder's exercise of its Warrant in accordance with the terms and provisions of this Warrant Agreement, excluding
           (A) any such Ordinary Shares that have been publicly sold or may be sold immediately without registration under the Securities Act either pursuant to Rule 144 of the Securities Act or otherwise; (B) any such Ordinary Shares sold by a person in a transaction pursuant to a registration statement filed under the Securities Act or (C) any such Ordinary Shares that are at the time subject to an effective registration statement under the Securities Act.

(b) Subject to the terms and conditions hereof, as promptly as reasonably practicable after the date hereof, but in any event not later than April 24, 2003, the Company shall use its reasonable efforts to file a shelf registration statement on Form F-1 or, if the Company is eligible to use such form, Form F-3 relating to the resale by the Holder of the Registrable Securities from time to time in accordance with the methods of distribution set forth in such registration statement and Rule 415 under the Securities Act; provided, however, that the Company shall not be obligated to effect any such registration pursuant to this Section 8, or to keep such registration effective pursuant to this Section 8, during any Blackout Period or if the means of distribution involves an underwritten offering; and provided further, that if the


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     Company does not meet the eligibility requirements to use such Form F-1 or
     F-3, it shall instead use its reasonable efforts to file a shelf registration statement on Form S-1 or S-3, as the case may be. The Holder hereby acknowledges that any registration statement filed pursuant to this
     Section 8 will include Ordinary Shares held by other shareholders of the Company.

(c) In the case of the registration effected by the Company pursuant to Section 8 hereof, the Company will keep the Holder reasonably advised in writing as to the initiation of each registration and as to the completion thereof. Subject to the terms and conditions hereof, at its expense with respect to any registration statement filed pursuant to Section 8, the Company will use its reasonable efforts to:

     (i) prepare and file with the Commission with respect to such Registrable Securities a shelf registration statement on Form F-1 (or S-1, as the case may be) or, if the Company is eligible to use such form, Form F-3 (or S-3, as the case may be), and use its reasonable efforts to cause such registration statement to become and remain effective until the earliest of (A) two years from the date the registration statement is declared effective by the Commission and (B) the date on which (1) all Ordinary Shares of EIS and Monksland included in such registration statement have either been sold or registered by means of a registration statement requested by EIS and Monksland pursuant to the EIS Registration Rights Agreement and (2) all other Ordinary Shares included in such registration statement (including the Registrable Securities) have either been sold or are eligible to be immediately, freely resold without restriction under Rule 144 under the Securities Act (the "Effectiveness Period");

     (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective during the Effectiveness Period;

     (iii) furnish, without charge, to the Holder of Registrable Securities covered by such registration statement one signed copy of such registration statement (excluding any exhibits thereto other than applicable underwriting documents), each amendment and supplement thereto (including one conformed copy to the Holder, including all exhibits thereto), and such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any other prospectus filed under Rule 424 under the Securities Act) as the Holder may reasonably request, in conformity with the requirements of the Securities Act;

     (iv) register or qualify such Registrable Securities under such other applicable securities or blue sky laws of such jurisdictions as the Holder of Registrable Securities covered by such registration statement reasonably requests as may be necessary for the marketability of the Registrable


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           Securities (such request to be made not more than ten days after the applicable registration statement is filed with the Commission) and do any and all other acts and things which may be reasonably necessary or advisable to enable the Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by the Holder; provided that the Company shall not be required to (A) qualify generally to do business in any particular jurisdiction in which the Company would be required to qualify to do business as a foreign corporation or as a dealer in securities under the securities or blue sky laws of such jurisdiction or to execute a general consent to service of process in effecting such registration, qualification or compliance, in each case where it has not already done so, or (B) subject itself to taxation in any such jurisdiction, or (C) consent to general service of process in any such jurisdiction;

     (v) promptly notify the Holder of such Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event which comes to the Company's attention if as a result of such event the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Company shall promptly prepare and furnish to the Holder a supplement or amendment to such prospectus (or prepare and file appropriate reports under the Exchange Act) so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, unless suspension of the use of such prospectus otherwise is authorized herein or in the event of a Blackout Period, in which case no supplement or amendment need be furnished (or Exchange Act filing made) until the termination of such suspension or Blackout Period; and

     (vi) comply, and continue to comply during the period that such registration statement is effective under the Securities Act, in all material respects with the Securities Act and the Exchange Act and with all applicable rules and regulations of the Commission with respect to the disposition of all securities covered by such registration statement, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

     The Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 8(c)(v) hereof or of the commencement of a Blackout Period, the Holder shall discontinue disposition of Registrable Securities pursuant to the registration statement covering such


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

     Registrable Securities until the Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 8(c)(v) hereof or notice of the end of the Blackout Period, and, if so directed by the Company, the Holder shall deliver to the Company (at the Company's expense) all copies (including, without limitation, any and all drafts), other than permanent file copies, then in the Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

(d) The Company shall pay all expenses in connection with any registration, including, without limitation, all registration, filing, stock exchange and NASD fees, printing expenses, all fees and expenses of complying with securities or blue sky laws, the fees and disbursements of counsel for the Company and of its independent accountants. In addition, should the Holder determine to retain such counsel, reasonably acceptable to the Company, as may be selected by the holders of a majority of the Registrable Securities (as such term is defined in the Investors' Registration Rights Agreement) included in such registration statement pursuant to Section 4 of the Investors' Registration Rights Agreement to represent the Holder in connection with the registration of the Registrable Securities hereunder (the "Holders Counsel"), then the Company shall pay the reasonable fees of the Holders Counsel; provided, however, that the fees and disbursements of Holders' Counsel payable by the Company with respect to the Holders Counsel's representation of the Holder and the all other selling shareholders under the registration statement shall not exceed in the aggregate $10,000. Except as provided in this Section 8, the Company shall not be responsible for the expenses of any attorney or other advisor employed by the Holder of Registrable Securities.

(e) The Holder of Registrable Securities included in any registration shall furnish to the Company in a timely manner such information regarding the Holder and the distribution proposed by the Holder as the Company may from time to time reasonably request in writing. The Holder shall not be entitled to be named as a selling security holder in a registration statement or have its Registrable Securities included therein, and the Holder shall not be entitled to use the prospectus forming a part thereof for resales of Registrable Securities at any time, unless the Holder has furnished such information within a reasonable time after receiving such a request.

(f)  Indemnification.

     (i) In the event of the offer and sale of Registrable Securities held by the Holder under the Securities Act, the Company shall, and hereby does, indemnify and hold harmless, to the fullest extent permitted by law, the Holder, its directors, officers, partners and each person, if any, who controls or is under common control with the Holder within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, and expenses to which the Holder or any such director, officer, partner or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages,


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

           liabilities or expenses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such shares were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, and the Company shall reimburse the Holder, and each such director, officer, partner and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, damage, liability, action or proceeding; provided that (A) the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company or through an instrument duly executed by or on behalf of the Holder specifically stating that it is for use in the preparation thereof, and (B) the foregoing indemnity with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, shall not inure to the benefit of the Holder (or any person controlling the Holder) from whom the person asserting any such losses, claims, damages, liabilities or expenses purchased the securities concerned, to the extent that a prospectus (as then amended or supplemented) relating to such securities was required by law to be delivered to such person under the Securities Act and the Holder failed to send or give to such person a copy of the prospectus (as then amended or supplemented) if the Company had previously furnished copies thereof to the Holder and if the prospectus (as then amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Holder, or any such director, officer, partner or controlling person and shall survive the transfer of such shares by the Holder.

     (ii) The Holder shall, and hereby does, indemnify and hold the Company, its directors and officers and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director or officer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information about the Holder as the Holder furnished to the Company, and the Holder shall reimburse the Company, and each such director, officer, partner and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, damage, liability, action or proceeding. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer by the Holder of such shares.

     (iii) Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in Section 8(f)(i) or (ii) hereof (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the indemnifying party of the commencement of such action; provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 8(f)(i) or (ii) hereof, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in the reasonable judgment of counsel to such indemnified party a conflict of interest between such indemnified and indemnifying parties may exist or the indemnified party may have defenses not available to the indemnifying party in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim after the assumption of the defenses thereof or the indemnifying party fails to defend such claim in a diligent manner, other than reasonable costs of investigation. Neither an indemnified nor an indemnifying party shall be liable for any settlement of any action or proceeding effected without its consent which shall not be unreasonably withheld. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. Notwithstanding anything to the contrary set forth herein, and without limiting any of the rights set forth above, in any event any party shall have the right to retain, at its own expense, counsel with respect to the defense of a claim.

     (iv) In the event that an indemnifying party does or is not permitted to assume the defense of an action pursuant to Section 8(f)(iii) or in the case of the expense reimbursement obligation set forth in
           Section 8(f)(i) or (ii), the indemnification required by Sections 8(f)(i) and (ii) hereof shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expenses, losses, damages, or liabilities are incurred.

     (v) If the indemnification provided for in this Section 8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, (A) shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense as is appropriate to reflect the proportionate relative fault of the indemnifying party on the one hand and the indemnified party on the other (determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission), or (B) if the allocation provided by clause (A) above is not permitted by applicable law, the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense as is appropriate to reflect not only the proportionate relative fault of the indemnifying party and the indemnified party, but also the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, as well as any other relevant equitable considerations. No indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation.

     (vi) Indemnification similar to that specified in the preceding subsections of this Section 8(f) (with appropriate modifications) shall be given by the Company and the Holder of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

9.   SATURDAYS, SUNDAYS AND HOLIDAYS

     If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a bank holiday, then such action may be taken or such right may be exercised on the next succeeding business day.

10.  ADJUSTMENT TO NUMBER AND TYPE OF SECURITIES, EXERCISE PRICE

     The type and number of securities of the Company which may be issued upon exercise of the Warrant and the Exercise Price are subject to adjustment as set forth below:

(a) The Exercise Price and the number and type of securities or other property which may be issued upon exercise of the Warrant shall be appropriately and proportionately adjusted to reflect any share dividend, combination of shares, reclassification, capitalization of profits or reserves, consolidation, redemption or other similar event affecting the number or character of Ordinary Shares outstanding, so that the number and type of securities or other property which may be issued upon exercise of the Warrant shall be equal to that which would have been issued with respect to the number of Ordinary Shares subject to such Warrant at the time of such event, had such Ordinary Shares then been outstanding.

(b) In case of any adjustment in the Exercise Price or number and type of securities which may be issued upon exercise of the Warrant, the Company will promptly give written notice thereof to the Holder and this Warrant Agreement shall be deemed amended to reflect such adjustment.

11.  NOTICES OF RECORD DATE, ETC.

     In the event of:

(a) any taking by the Company of a record of the holders of Ordinary Shares for the purpose of determining the holders who are entitled to receive any dividend or other distribution,

(b) any capital reorganization of the Company, any reclassification or recapitalization of the share capital of the Company, or any transfer of all or substantially all the assets of the Company to, or consolidation or merger of, the Company with or into any person,

(c)  any compulsory or voluntary winding-up, or liquidation of the Company, or

(d) a sale of substantially all of the outstanding share capital of the Company or the issuance of new shares representing the majority of the Company's right to vote, then and in each such event the Company will mail to the Holder a notice specifying the record date for voting or the date of closing, as applicable, of any event described in (a) through (d) above. Where practicable such notice shall be delivered to the Holder at least 10 days prior to the date of the relevant event.

12.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents, warrants and agrees that:

(a) during the period the Warrant is outstanding, the Company will keep available for issue sufficient authorized but unissued share capital to provide for the issuance of Ordinary Shares upon the exercise of the Warrant;

(b) this Warrant Agreement shall constitute full authority to the Company's directors who are charged with the duty of executing share certificates to execute and issue the necessary certificates for the Ordinary Shares which may be issued upon exercise of the Warrant;

(c) the Company has all requisite legal and corporate power to execute and deliver this Warrant Agreement, to sell and issue the Ordinary Shares hereunder, and to carry out and perform its obligations under the terms of this Warrant Agreement;

(d) all corporate action on the part of the Company, its directors and shareholders necessary for the authorization, execution, delivery and performance of this Warrant Agreement by the Company, the authorization, sale, issuance and delivery of the Ordinary Shares and the performance of the Company's obligations hereunder has been taken;

(e) the Ordinary Shares, when issued in compliance with the provisions of this Warrant Agreement, will be validly issued, fully paid and free of any liens or encumbrances, and will be issued in compliance with all applicable laws; and

(f) the issuance of the Ordinary Shares will not be subject to any preemptive rights, rights of first refusal or similar rights.

13.  REPRESENTATIONS AND WARRANTIES OF THE HOLDER

     The Holder hereby represents, warrants and agrees that:

(a) The Holder is an "accredited investor," as such term is defined in Section 501(a) of Regulation D of the Rules and Regulations promulgated under the Securities Act, under one or more of the categories as set forth on the attached Schedule 2 "Regulation D Qualification Statement."

(b) The Holder is acquiring the Warrant and purchasing the securities which may be issued upon exercise of the Warrant solely for investment purposes, for the Holder's own account, not as a nominee or agent, and not with a view to the resale or distribution of any of such securities, except in accordance with applicable securities laws.

(c) The Holder (i) was not organized or reorganized for the purpose of acquiring the Warrant and purchasing the securities which may be issued upon exercise of the Warrant, and (ii) is authorized, empowered and qualified to execute this Warrant Agreement and to make the commitment as herein contemplated.

(d) The Holder has such knowledge and experience in financial and business matters that the Holder is capable of evaluating the merits and risks of the investment in the Warrant and the securities which may be issued upon exercise thereof and the Holder has made its own investment decision regarding the Warrant and the securities which may be issued upon exercise thereof based on the Holder's own knowledge and investigation of the Company and the Ordinary Shares.

(e) The Holder acknowledges that all documents, records and books pertaining to the investment in the Company and requested by the Holder have been made available or delivered to the Holder.

(f) The Holder has (i) been offered the opportunity to ask questions of and receive answers from the Company, or a person or persons acting on behalf of the Company, concerning the terms and conditions of the Warrant and the business of the Company, (ii) been furnished all other materials which the Holder considered relevant to an investment in the Ordinary Shares and
     (iii) been given the opportunity to perform due diligence. The Holder acknowledges that all such questions, if any, have been answered, and all due diligence (if any) has been performed, to the full satisfaction of the Holder.

(g) The Holder has read this Warrant Agreement and, to the extent the Holder believed necessary, has discussed the representations, warranties and agreements that the undersigned makes by signing this Warrant Agreement and the applicable limitations upon the Holder's transfer or resale of its rights hereunder and the Ordinary Shares with its counsel.

(h) The execution, delivery and performance by the Holder of this Warrant Agreement are within the powers of the Holder, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Holder is a party or by which the Holder is bound, and will not violate any provisions of the incorporation papers, by-laws, indenture of trust or partnership agreement, as may be applicable, of the Holder. This Warrant Agreement constitutes a legal, valid and binding obligation of the Holder, enforceable in accordance with its terms.

(i) The Holder agrees to advise the Company promptly of any changes or inaccuracies in the information provided to the Company that may occur prior to the Expiration Time and to furnish supplementary information as may be appropriate.

14.  ENTIRE AGREEMENT

     This Warrant Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter of this Warrant Agreement and supersedes and extinguishes any prior drafts, agreements, undertakings, representations, warranties and arrangements of any nature whatsoever, whether or not in writing, relating to or in connection with this Warrant Agreement provided that nothing in this Warrant Agreement shall limit a party's liability for fraudulent misrepresentation.

15.  COUNTERPARTS

     This Warrant Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and which together shall constitute one and the same Warrant Agreement. Unless otherwise provided in this Warrant Agreement, this Warrant Agreement shall become effective and be dated (and each counterpart shall be dated) on the date on which this Warrant Agreement (or a counterpart of this Warrant Agreement) is signed by the last of the parties to execute this Warrant Agreement or, as the case may be, a counterpart hereof. This Warrant Agreement may be executed by either party by the delivery by such party by facsimile of a copy of the signature page of this Warrant Agreement, duly executed by such party. Any copy of this Warrant Agreement so executed by facsimile shall be deemed to be an originally executed copy of this Warrant Agreement.

16.  NOTICES

     Any notice, demand or other communication given or made under or in connection with the matters contemplated by this Warrant Agreement shall be in writing in English and shall be delivered personally or sent by fax, reputable overnight courier or prepaid first class post (air mail if posted to or from a place outside the United Kingdom):

     In the case of the Company, to:

     Amarin Corporation plc
     7 Curzon Street
     London W1J 5HG
     England
     Fax:       +44 (0) 20 7499 9004
     Attention: Mr. Jonathan Lamb, General Counsel & Company Secretary

     In the case of [o], to:

     [o]

     [o]
     [o]
     [o]
     Fax:       [o]
     Attention: [o]

     (or such other address as a party may notify to the other by written notice) and shall be deemed to have been duly given or made as follows:

     (i) if personally delivered or delivered by reputable overnight courier, upon delivery at the address of the relevant party on a business day in the destination location;

     (ii) if sent by first class post, on the tenth business day in the destination location after date of posting;

     (iii) if sent by fax, when dispatched on a business day in the destination location;

     provided that if, in accordance with the above provision, any such notice, demand or other communication would otherwise be deemed to be given or made after 5.00 p.m. at the destination location such notice, demand or other communication shall be deemed to be given or made at 9.00 a.m. on the next business day in such location.

17.  THIRD PARTY RIGHTS

(a) The Company's directors and officers and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act (as defined in Section 7) (the "Third Parties") shall have the benefit of the rights conferred by Section 8(g) (the "Third Party Rights") which shall be enforceable by the Third Parties in accordance with the Contracts (Rights of Third Parties) Act 1999 (the "Third Parties Act"), subject to this Section 17. In the event of any conflict between the Third Parties Act (including, for the avoidance of doubt, any judicial interpretation of that Act) and the remainder of this Section 17, this Section 17 shall prevail.

(b) The Company may exercise Third Party Rights in all respects on behalf of any Third Party at the Company's sole discretion as if the Company were such Third Party. All Third Party Rights (including, without limitation, enforcement rights) are exercisable against the Holder only indirectly, through the Company in accordance with this Section 17, and are not exercisable by any Third Party directly against the Holder other than with the Company's prior consent and then only to the extent permitted by such consent. Any such consent may be withheld at the Company's absolute discretion and may be given subject to such restrictions as the Company may impose at its absolute discretion. The terms of any such consent may be varied or waived by the Company at its absolute discretion.

(c) The Company does not owe any duty to any Third Party or to any other person that is not a party to this Warrant Agreement, nor will the Company be liable to any Third Party or to any other such person for any act or omission of any kind or for any exercise of the Company's discretion in any way, in respect of any Third Party Rights or in respect of any other matter concerning or relating to this Warrant Agreement.

(d) No term of this Warrant Agreement is enforceable by any person who is not a party to it, other than as stated above in this Section 17. Where applicable, words used in this Section 17 have the meanings that they have under the Third Parties Act.

(e) This Warrant Agreement may be varied or amended only by written agreement between the Holder and the Company in accordance with Section 18 and without the need for any consent from any Third Party. This Warrant Agreement may also be terminated in accordance with its terms without the need for any consent from any Third Party.

18.  WAIVER; AMENDMENT

(a) A waiver of any term, provision or condition of this Warrant Agreement shall be effective only if given in writing and signed by the waiving party and then only in the instance and for the purpose for which it is given.

(b) No failure or delay on the part of any party in exercising any right, power or privilege under this Warrant Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(c) No breach of any provision of this Warrant Agreement shall be waived or discharged except with the express written consent of the Company and the Holder.

(d) Save as provided in Sections 3 and 10, this Warrant Agreement may be varied or amended only by written agreement of the Company and the Holder.

19.  GOVERNING LAW

     This Warrant Agreement shall be governed by and construed in accordance with the laws of England.


EXECUTED by the parties hereto as a deed on the date first above written.

EXECUTED as a deed                              )
by AMARIN CORPORATION PLC                       )   Director:
and signed by two duly authorised               )
officers on its behalf                          )   Director/Secretary:


[EXECUTED and DELIVERED as a deed               )
by [o] in the presence of:                      )
                                                )

Signature of Witness:

Name of Witness:

Address of Witness:

Occupation of Witness:]


[EXECUTED and DELIVERED as a deed               )
by [o] as trustee of [insert name of trust]     )
in the presence of:                             )

Signature of Witness:

Name of Witness:

Address of Witness:

Occupation of Witness:]


[EXECUTED and DELIVERED as a                    )
deed by [o] as trustee of [insert name of       )
trust] and signed by two duly authorised        )
officers on its behalf]                         )

                                                                      SCHEDULE 1


                               NOTICE OF EXERCISE


To:  Amarin Corporation plc

     (1) The undersigned hereby elects to purchase __________ Ordinary Shares of Amarin Corporation plc pursuant to the terms of the Warrant Agreement dated [o] 2003 between Amarin Corporation plc and [o], and tenders herewith payment of the purchase price in full.

     (2) Please issue a certificate or certificates representing said shares in the name of the undersigned.

     (3) The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, except in compliance with applicable laws.



Dated: _________________, 200


                                        ________________________________________
                                        [o]



                                        By: ____________________________________
                                            Name:
                                            Title:

                                                                      SCHEDULE 2


                                  REGULATION D

                             QUALIFICATION STATEMENT


          The Holder qualifies as an "accredited investor" pursuant to Regulation D under the Securities Act of 1933, as amended (the "Securities Act"), as a result of its status as (check the appropriate description(s)):

_____________  1.   any bank as defined in Section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker dealer registered pursuant to Section 15 of the Securities
                    Exchange Act of 1934; any insurance company as defined in
                    Section 2(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section
                    301(c) or (d) of the Small Business Investment Act of 1958;
                    any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

_____________  2.   a private business development company as defined in Section
                    202(a)(22) of the Investment Advisers Act of 1940;

_____________  3.   an organization described in Section 501(c)(3) of the
                    Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

_____________  4.   a trust with total assets greater than $5,000,000, not
                    formed for the purpose of acquiring the securities offered, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment;

_____________  5.   an employee benefit plan within the meaning of Title I of
                    the Employee Retirement Income Security Act of 1974, if any of the following apply:

_____________       (i)   the employee benefit plan has total assets in excess
                          of $5,000,000;

_____________       (ii)  the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser; or

_____________       (iii) the plan is a self-directed plan in which the
                          investment decisions are made solely by persons who are accredited investors. (Please put an "*" in the appropriate description(s) to indicate how the person(s) making investment decisions are "accredited"); or

_____________  6.   a natural person whose individual net worth, or joint net
                    worth with his or her spouse, exceeds US$1,000,000;

_____________  7.   a natural person who had an individual income in excess of
                    US$200,000 in each of the two most recent years, or joint income with his or her spouse in excess of US$300,000 in each of those years, and who has a reasonable expectation of reaching the same income level in the current year; or

_____________  8.   an entity in which all of the equity owners are "accredited investors" under any one or more of the categories specified in subparagraphs 1 through 7 above.